Exhibit 99.1


Company Contact:                                     Investor Relations Contact:
Dave Brigante                                        Matt Hayden/Brett Maas
972-985-4012                                         (843) 272-4653
dave@bakbattery.com                                  matt@haydenir.com
-------------------                                  -----------------



                 China Bak Battery Announces Record Revenues for
                            the First Quarter of 2005


SHENZHEN, China & DALLAS - May 16, 2005 - China Bak Battery (OTC BB: CBBT), the largest provider of replacement Lithium Ion (Li-ion) batteries in China and the seventh largest manufacturer in the world, today announced financial results for the first quarter ended March 31, 2005.

Financial Results

For the first quarter, the Company reported record revenue of $25.9 million, an increase of 59.9 percent compared to the $16.2 million reported for the first quarter last year. Cost of goods sold was $19.7 million, an increase of 60.6 percent compared to the $12.3 million reported for the first quarter last year, resulting in gross profits of $6.2 million, or 23.8 percent of sales, compared to gross profit of $3.9 million, or 25.4 percent of sales for the first quarter last year. Total expenses were $2.8 million, an increase of 13.0 percent compared to the $2.5 million for the first quarter last year. Income from operations for the quarter was $3.4 million, an increase of 138.4 percent compared to the $1.4 million reported for the first quarter last year. Net income for the quarter was $2.6 million, or $0.07 per share, compared to net income of $1.2 million, or $0.04 per share for the first quarter last year.

Xiangqian Li, the Company's Chief Executive Officer, commented, "We are very pleased with the company's progress on all fronts. We have seen growth in orders from both new and existing customers, and operating expenses increased only slightly while sales were significantly up. While currently operating near full capacity, we expect to open the next expansion to our production facility this month which will enable us to effectively increase our annual capacity by 70 percent. As a result, we expect continued sequential revenue improvements during the remainder of the year."

About BAK China Battery
China BAK Battery, Inc. is a commercial manufacturer of standard and customized Lithium Ion (Li-ion) rechargeable batteries for use in various portable electronic applications, including cellular phones, MP3 players, laptop computers, electric bicycles, digital cameras, video camcorders, and general industrial applications. BAK is the largest Li-ion replacement battery manufacturer in China and the seventh largest manufacturer in the world. BAK operates a 62-acre, 1.9 million square foot manufacturing operation in Shenzen, PRC.

Forward-Looking Statements
All "forward-looking statements" relating to the business of China BAK Battery, Inc. and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. China BAK Battery, Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                Tables To Follow


                             CHINA BAK BATTERY, INC.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
                           Consolidated Balance Sheets
                   As of March 31, 2005 and September 30, 2004
                        (Amounts Expressed in US Dollars)
                                   (Unauidted)

                                     Assets
                                     ------
                                                                            March  31,    September 30,
                                                                                  2005             2004
                                                                                   $                $
                                                                                              (Audited)
Current Assets
   Cash                                                                     10,886,298        3,212,176
   Cash -Restricted                                                         10,555,838        7,120,069
   Accounts Receivable, Net                                                 30,717,771       20,999,561
   Inventories                                                              12,125,092       29,535,985
   Prepaid Expenses                                                          1,517,750        1,330,645
   Notes Receivable                                                            244,460           18,122
   Accounts Receivable - Related Party                                         561,989          911,093
                                                                         -------------    -------------
        Total Current                                                       66,609,198       63,127,651
                                                                         -------------    -------------

Long-Term Assets
   Property, Plant, & Equipment                                             22,602,319       19,875,583
   Construction in Progress                                                 31,811,026       23,656,190
   Land Use Rights                                                           4,029,038        4,029,038
   Less Accumulated Depreciation                                            (3,868,270)      (2,370,774)
                                                                         -------------    -------------
        Long-term Assets, Net                                               54,574,113       45,190,037
                                                                         -------------    -------------

Other Assets
   Other Receivables                                                           149,469          225,972
   Intangible Assets, Net                                                       50,056           58,362
                                                                         -------------    -------------
        Total other                                                            199,525          284,334
                                                                         -------------    -------------

   Total Assets                                                            121,382,836      108,602,022
                                                                         =============    =============

                      Liabilities and Stockholders' Equity
Current Liabilities
   Accounts Payable                                                         17,810,106       23,570,087
   Bank Loans, Short Term                                                   28,876,941       27,304,162
   Short Term Loans                                                               --          1,812,316
   Notes Payable, Other                                                     25,222,575       20,772,559
   Land Use Rights Payable                                                   3,751,028        3,750,756
   Construction Costs Payable                                                2,549,304        6,347,846
   Customer Deposits                                                           208,450          369,390
   Accrued Expenses                                                          3,388,537        5,247,656
   Other Liabilities                                                           436,078          181,223
                                                                         -------------    -------------
        Total Current                                                       82,243,019       89,355,995
                                                                         -------------    -------------

Stockholders' Equity
   Capital Stock-$.001 Par Value; 100,000,000 Shares                            39,826           31,226
   Authorized; 39,826,075 and 31,225,642 Shares Issued and outstanding at March 31, 2005 and September 30, 2004, respectively
   Additional Paid In Capital                                               27,572,874       12,052,845
   Accumulated Comprehensive Income (Loss)                                      (1,669)            (144)
   Reserves                                                                  2,323,673        1,724,246
   Retained Earnings                                                         9,205,113        5,437,854
                                                                         -------------    -------------
                                                                            39,139,817       19,246,027
                                                                         -------------    -------------

   Total Liabilities and Stockholders' Equity                              121,382,836      108,602,022
                                                                         =============    =============

                             CHINA BAK BATTERY, INC.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
                      Consolidated Statements of Operations
               For The Three Months Ended March 31, 2005 and 2004
                        (Amounts Expressed in US Dollars)
                                   (Unaudited)

                                                               2005         2004
                                                                $            $

Revenues, Net of Returns                                 25,878,407   16,166,081

Cost of Goods Sold                                       19,717,964   12,279,578
                                                         ----------   ----------

Gross Profit                                              6,160,443    3,886,503
                                                         ----------   ----------

Expenses:
      Selling Expense                                       896,953      403,804
      General and Administrative Expenses                   688,599    1,433,426
      Research and Development                              165,770      114,498
      Bad Debts Expense                                     294,252      119,881
      Depreciation and Amortization                         751,078      404,107
                                                         ----------   ----------
            Total Expenses                                2,796,653    2,475,716
                                                         ----------   ----------

Operating Income                                          3,363,790    1,410,787

Other Expense
      Finance Costs                                         572,064      107,308
      Other Expense                                           8,759        5,559
                                                         ----------   ----------

Net Income Before Provision for Income Taxes              2,782,967    1,297,920

Provision for Income Taxes                                  219,776       97,394
                                                         ----------   ----------

Net Income                                                2,563,191    1,200,526
                                                         ==========   ==========

Net Income Per Share - Basic and Diluted                       0.07         0.04
                                                         ==========   ==========

Weighted Average Shares Outstanding                      38,010,428   31,225,664
                                                         ==========   ==========



                                       ###